UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 14, 2012

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34458	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden

Future Business Center

Chaoyang North Road, Chaoyang District, Beijing, China 100024

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10-59621228

N.A.

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2012, Kai Wai Sim resigned as a director of China Agritech, Inc. (the “Company”) effective as of January 25, 2012. On March 13, 2012, the following directors of the Company provided notice of their resignation from the Company’s Board of Directors effective March 15, 2012: Hai Lin Zhang and Xue Nong Zhang. On June 7, 2012, Gene Michael Bennett provided notice to the Company of his resignation from the Company’s Board of Directors effective as of such date. The resignations are not the result of any disagreement with the Company.

Item 8.01.	Other Events.

On June 8, 2012, the Company issued a press release announcing that an annual meeting of stockholders of the Company will be held on June 25, 2012 (the “Annual Meeting”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On June 12, 2012, the Board of Directors of the Company adopted a resolution authorizing and directing the Company to prepare and deliver a notice of annual meeting of stockholders (the “Notice”) to each stockholder entitled to notice of, and to vote at, the Annual Meeting. A copy of the Notice is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated June 8, 2012
99.2	Notice of annual meeting of stockholders to be held on June 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: June 14, 2012	/s/ Yu Chang
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated June 8, 2012
99.2	Notice of annual meeting of stockholders to be held on June 25, 2012